                                                                     EXHIBIT (L)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1996-3 Monthly Statement
                      Class A Certificate CUSIP #25466KAY5
                      Class B Certificate CUSIP #25466KAZ2


Trust Distribution Date: October 15, 1998  Due Period Ending: September 30, 1998

Pursuant to the Series Supplement dated as of February 21, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of
     --------------------------------------------------------------------------
     Class Initial Investor Interest)
     --------------------------------

     Series  1996-3                                         Total        Interest          Principal
           Class A      30 days at   6.050000000%      $5.041666667   $5.041666667       $0.000000000

           Class B      30 days at   6.250000000%      $5.208333333   $5.208333333       $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

  (a)Aggregate Investor Interest                        $17,987,972,342.65
     Seller Interest                                     $5,650,197,368.71

     Total Master Trust                                 $23,638,169,711.36


  (b)Group One Investor Interest                        $15,437,972,342.65

  (c)Group Two Investor Interest                         $2,550,000,000.00

  (d)Series 1996-3 Investor Interest                       $631,579,000.00

  (e)Class A Investor Interest                             $600,000,000.00

     Class B Investor Interest                              $31,579,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                                Finance Charge          Principal            Yield
                                                                 Collections           Collections         Collections
  (a)Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation.                             $311,805,039.20      $2,508,296,244.18                 $0.00

     Seller:                                                     $96,316,739.86        $774,814,023.07                 $0.00

  (b)Group One Allocation                                       $267,891,135.76      $2,155,033,579.41                 $0.00

  (c)Group Two Allocation                                        $43,913,903.44        $353,262,664.77                 $0.00

  (d)Series 1996-3 Allocations                                   $10,856,039.33         $87,330,733.11                 $0.00

  (e)Class A Allocations                                         $10,325,481.01         $83,062,689.76                 $0.00

     Class B Allocations                                            $530,558.32          $4,268,043.35                 $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                         Deposits into the
                          SPFAs This             SPFA         Deposit Deficit      Investment
                          Due Period            Balance         Amount              Income
     Series 1996-3             $0.00             $0.00              0.00               $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                       Total Payments
                               Amount Paid        Deficit Amount        Through This
                             This Due Period      This Due Period        Due Period
     Series 1996-3                     $0.00                 $0.00                  $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                           Deposits Into the
                                              SIFAs This
                                              Due Period          SIFA Balance
     Series 1996-3                            $3,189,473.96         $6,378,947.92

7.   Pool Factors
     ------------

                                                            This Due Period
     Class A                                                     1.00000000

     Class B                                                     1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                                    Cumulative
                                                                Investor Charged-Off
                                        This Due Period               Amount
  (a)Group One                            $113,570,252.31                    $0.00

  (b)Group Two                             $18,616,939.60                    $0.00

  (c)Series 1996-3                          $4,602,328.93                    $0.00

  (d)Class A                                $4,377,403.08                    $0.00

     Class B                                  $224,925.85                    $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                                  Per $1,000 of
                                                                 Original Invested
                                                 Total             Principal
  (a)Group One                                       $0.00                 $0.00

  (b)Group Two                                       $0.00                 $0.00

  (c)Series 1996-3                                   $0.00                 $0.00

  (d)Class A                                         $0.00                 $0.00

     Class B                                         $0.00                 $0.00

10.  Reimbursement of Investor Losses This Due Period                       Per $1,000 of
     ------------------------------------------------                      Original Invested
                                                                Total        Principal
  (a)Group One                                                      $0.00            $0.00

  (b)Group Two                                                      $0.00            $0.00

  (c)Series 1996-3                                                  $0.00            $0.00

  (d)Class A                                                        $0.00            $0.00

     Class B                                                        $0.00            $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses                       Per $1,000 of
     ------------------------------------------------                      Original Invested
                                                                Total        Principal
  (a)Group One                                                      $0.00            $0.00

  (b)Group Two                                                      $0.00            $0.00

  (c)Series 1996-3                                                  $0.00            $0.00

  (d)Class A                                                        $0.00            $0.00

     Class B                                                        $0.00            $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

  (a)Group One                                                                 $25,945,231.67

  (b)Group Two                                                                  $4,250,000.00

  (c)Series 1996-3                                                              $1,052,631.67

  (d)Class A                                                                    $1,000,000.00

     Class B                                                                       $52,631.67

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------

                                                                                          As a Percentage
                                                                                            of Class A
                                                                         Total            Invested Amount
     Series 1996-3 Class B                                              $37,894,740.00           6.3158%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                         Shared Amount         Class B Amount
     Maximum Amount                                               $0.00            $18,947,370.00

     Available Amount                                             $0.00            $18,947,370.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                                        $0.00                     $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding   $24,021,453,838.82

                              Delinquent Amount       Percentage of Ending
     Payment Status           Ending Balance          Receivables Outstanding
     30-59 days                  $651,395,072.25               2.71%

     60-179 days               $1,134,774,887.95               4.72%


                                  U.S. BANK NATIONAL ASSOCIATION
                                  as Trustee


                              BY:
                                  ----------------------------
                                        Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1996-3 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

           The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of February 21, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-3 Master Trust Certificates for the Distribution Date occurring on October 15, 1998:


   1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

   2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

   3.  The aggregate amount of Collections processed during the related Due
       Period is equal to                                                        $3,691,232,046.31

   4.  The aggregate amount of Class A Principal Collections processed during
       the related Due Period is equal to                                           $83,062,689.76

   5.  The aggregate amount of Class A Finance Charge Collections processed
       during the related Due Period is equal to                                    $10,325,481.01

   6a. The aggregate amount of Class A Principal Collections recharacterized as
       Series Yield Collections during the related Due Period is equal to                    $0.00

   6b. The aggregate amount of Class A Additional Funds for this Distribution
       date is equal to                                                                      $0.00

   7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

        (a)  with respect to the Class A Required Amount Shortfall                           $0.00
             is equal to

        (b)  with respect to the Class A Cumulative Investor Charged-Off                     $0.00
             Amount is equal to

        (c)  with respect to the Class A Investor Interest is equal to                       $0.00

   8.  The sum of all amounts payable to the Class A Certificateholders
       on the current Distribution Date is equal to                                          $0.00

   9.  The aggregate amount of Class B Principal Collections processed during
       the related Due Period is equal to                                            $4,268,043.35

  10.  The aggregate amount of Class B Finance Charge Collections processed
       during the related Due Period is equal to                                       $530,558.32

  11a. The aggregate amount of Class B Principal Collections recharacterized as
       Series Yield Collections during the related Due Period is equal to                    $0.00

  11b. The aggregate amount of Class B Additional Funds for this Distribution
       date is equal to                                                                      $0.00

  12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

        (a)  with respect to the Class B Required Amount Shortfall                           $0.00
             is equal to

        (b)  with respect to the Class B Cumulative Investor Charged-Off                     $0.00
             Amount is equal to

        (c)  with respect to the Class B Investor Interest is equal to                       $0.00

  13. The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                           $0.00

  14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of October, 1998.



                                GREENWOOD TRUST COMPANY
                                  as Master Servicer

                                By:
                                   -------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer